November 19, 2015                                  FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL RAISES QUARTERLY DIVIDEND,
ANNOUNCES SECURITIES REPURCHASE AUTHORIZATION AND NEW DIRECTOR

ST. PETERSBURG, Fla. - The Raymond James Financial, Inc. (NYSE: RJF) Board of Directors on November 19, 2015, declared a quarterly cash dividend on shares of its common stock of $0.20 per share, up 11 percent from $0.18 per share in the previous quarter, payable on January 15, 2016, to shareholders of record on January 4, 2016.
The Board also increased to $150 million its repurchase authorization with respect to the company’s common stock and Senior Notes due August 2019, April 2016, April 2024 and March 2042, respectively. The repurchases may be made from time to time at the discretion of the Board’s Securities Repurchase Committee at prices that the company deems appropriate and subject to market conditions, applicable law and other factors. Such repurchases may be made in the open market, in privately negotiated transactions, or otherwise. Prior to today’s Board action, there was approximately $93 million remaining under the previous repurchase authorization renewal to $150 million announced on May 21, 2015. The Board’s authorization does not have a fixed expiration date. The repurchase authorization does not obligate the company to repurchase any dollar amount or number of securities and may be suspended or discontinued at any time.

The Board announced the appointment of accounting veteran Roderick C. McGeary to the Board of Directors and named him to the Audit and Risk Committee.

“In addition to his accounting and auditing knowledge, Rod brings to Raymond James decades of board and leadership experience involving multiple industries,” said Executive Chairman Tom James. “I am confident he will be a valuable and active contributor.”

McGeary, 65, served as chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he was chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002 and previously filled a variety of leadership roles at KPMG during his 28-year tenure at the firm.

McGeary is a Certified Public Accountant and holds a bachelor’s degree in Accounting from Lehigh University. He currently serves on the board of directors of Cisco Systems, Inc. and PACCAR Inc. He previously served as a director of Dionex Corporation and National Semiconductor Corporation, each ending in 2011.

About Raymond James Financial, Inc.
Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,600 financial advisors serving in excess of 2.7 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $504 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements
Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.